Exhibit 10.45
AMENDMENT
TO
STRATEGIC RELATIONSHIP AGREEMENT
     This Amendment to that Strategic Relationship Agreement (the “Amendment”) is made by and between Fannie Mae (“Fannie Mae”), a corporation organized and existing under the laws of the United States, and Nationstar Mortgage LLC, a Delaware limited liability company, (“Nationstar”).
     WHEREAS, Fannie Mae and Nationstar have entered into that certain Strategic Relationship Agreement (the “Agreement”) dated December 16, 2009, and have agreed to amend and supplement the Agreement to modify Exhibit A-2 which addresses certain incentive compensation applicable to Mortgage Loans serviced by Nationstar using High Touch Servicing Protocols;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
I.	DEFINED TERMS. Capitalized terms contained in this Amendment shall have the respective meanings herein as such terms have in the Agreement.
II.	AMENDMENTS TO AGREEMENT. The definition of Interim Incentive Period in Section 2.b. of Exhibit A-2 (“Credit Performance – Interim Framework”) of the Agreement is amended and restated in it entirety as follows:
“Interim Incentive Period: The period following the applicable Transfer Date through December 31, 2011.”
IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its name by one of its duly authorized officers.
Accepted and Agreed to as of the 17th day of November, 2011

Fannie Mae			Nationstar Mortgage LLC

By:	/s/ Leslie Peeler		By:	/s/ Robert L. Appel

	Name:	Leslie Peeler		Name:	Robert L. Appel
	Title:	Vice President		Title:	EVP Servicing
	Date: 11-17-11			Date: 11-17-11